SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 11, 2008

Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393

(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York 10005	08701

(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On November 11, 2008, Hotel Outsource Management International, Inc. (“HOMI”) entered into a loan agreement with related parties, Daniel Cohen, President of HOMI and Avraham Bahry, Chairman of the Board of Directors of HOMI. The loan agreement had been approved by HOMI’s Board of Directors on November 10, 2008. Pursuant to this loan agreement, Mr. Cohen and Mr. Bahry will loan HOMI $100,000 and $200,000, respectively, for a maximum period of four months. The loans bear interest at a rate of 6% per annum.  At HOMI’s option, the loans and accrued interest may be converted into HOMI common stock at a rate per share equal to the price that will be offered to shareholders in HOMI's proposed rights offering filed on Form S-1 with the Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

November 12, 2008	Hotel Outsource Management International, Inc.

By: /s/ Jacob Ronnel
Name: Jacob Ronnel
Title : Chief Executive Officer